Exhibit 99.1

Flotek Industries 10603 W. Sam Houston Pkwy N., Suite 300 Houston, TX 77064 Ph: 713-849-9911 www.flotekind.com

FLOTEK ANNOUNCES SECOND QUARTER 2019 RESULTS

— Remained Cash Neutral With the First Quarter —

HOUSTON, August 7, 2019 — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced results for the three months ended June 30, 2019. As the results of the Company’s Consumer and Industrial Chemistry Technologies (“CICT”) segment are presented as discontinued operations for all periods, the financial discussion and comparisons substantially relate to Flotek’s continuing operations, or its Energy Chemistry Technologies (“ECT”) segment.

Second Quarter and Recent Highlights

•	Quarter ending cash level of $97.5 million was neutral with the first quarter.

•

Generated revenue of $34.7 million, a net loss from continuing operations of $13.0 million and an adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) loss of $9.6 million, in comparison to revenue of $43.3 million, a net loss from continuing operations of $15.4 million and an adjusted EBITDA loss of $8.3 million for the first quarter of 2019.

•

Within the context of the continued volatile macro-environment for U.S. onshore drilling and completion activity, second quarter operational results were directly impacted by the substantial turnover of Flotek’s sales team and commencement of the rebuilding and development of a more technically oriented sales organization, deferral of completion activity to the third quarter of 2019 by certain clients, and utilization of performance-driven pricing programs for a limited number of strategic clients.

•

Continued to further optimize the cost structure across the business through the identification of more than $5 million of annualized cost-cutting initiatives that were implemented in mid-July and primarily associated with ECT personnel and other operating expenses. To date for 2019, Flotek has announced and executed on initiatives that reduce its annual cash costs by more than $25 million spread across the enterprise.

•

Under the oversight of the Strategic Capital Committee, continues to evaluate alternatives for the optimal allocation of the net proceeds from the sale of Florida Chemical Company, LLC (“FCC”) to Archer-Daniels-Midland Company (“ADM”) (the “Transaction”) in the first quarter of 2019.

Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to the closest GAAP measure in the attached tables at the end of this release.

John Chisholm, Flotek’s President and Chief Executive Officer, commented, “As discussed on our first quarter call, we expected during the second quarter that the oilfield services sector would – and in fact, did – continue to operate in a volatile environment for U.S. onshore drilling and completions activity. We anticipate a similar backdrop for the third quarter, which is in-line with the consensus of other oilfield service providers with U.S. land operations. While this has impacted our results, it should not overshadow the important progress we made during the second quarter on a number of key fronts.

“First, I am extremely pleased with the progress we have made to rebuild and reshape our sales organization since Mark Lewis joined the Company as Senior Vice President of Global Sales & Business Development at the end of April. In just a few short months, we have recruited a first-class team of seasoned sales professionals with the diverse technical backgrounds necessary to succeed in today’s environment where geologists, geophysicists, and reservoir and petroleum engineers are not only influencing, but are increasingly responsible for, the selection of chemistry technology. We look forward to seeing the impact of our new sales team’s efforts within the coming quarters.

“Through our ongoing cost optimization initiatives, during the second quarter we identified cost-cutting opportunities that we implemented in mid-July. Also, in the second quarter, we conducted an assessment to identify and prioritize additional opportunities to reduce costs and drive greater profitability in the coming months through order-to-cash efficiencies, including process enhancements to sales, supply chain and logistics.

“As we further collaborate with oil and gas operators to identify and define industry challenges, we are encouraged by the opportunities to partner with our clients to provide reservoir-centric chemistry solutions that drive greater capital effectiveness and return on investment. We are also pleased with the progress of our performance-driven pricing programs, which we have utilized on a limited basis, and expect to see the positive impact on revenue and profitability from these programs toward the end of this year.

“Finally, our Strategic Capital Committee continued to make important progress in the second quarter in its detailed review that began with a deep-dive into the business and later moved into an evaluation of the alternative possible uses for the significant amount of cash on our balance sheet as a result of the sale of Florida Chemical Company.”

Second Quarter 2019 Financial Results

For the three months ended June 30, 2019, Flotek reported revenue of $34.7 million versus $43.3 million for the first quarter and $39.5 million for the same period in 2018. As previously discussed, impacting sequential revenue was a continued volatile macro-environment for U.S. onshore drilling and completions activity, as well as the transition of personnel in the Company’s sales organization, the nearer-term impact related to the deferral of completion activity to the third quarter of 2019 by certain clients, and utilization of performance-driven pricing programs for a limited number of strategic clients.

Flotek reported a loss from continuing operations for the three months ended June 30, 2019 of $13.0 million, or $0.22 loss per diluted share, compared to a loss of $15.4 million, or $0.26 loss per diluted share, for the first quarter, and a loss of $68.6 million, or $1.19 loss per diluted share, in the same period of 2018. Included in results for last year’s second quarter was $37.2 million in before-tax charges related to impairment of goodwill for certain assets.

Adjusted earnings from continuing operations for the three months ended June 30, 2019 was a loss of $12.3 million, or $0.21 loss per diluted share, versus a loss of $11.6 million, or $0.20 loss per diluted share, for the first quarter, and a loss of $36.2 million, or $0.63 loss per diluted share, in the same period of 2018. (See the Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings at the conclusion of this release.)

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended June 30, 2019 was a loss of $11.7 million compared to a loss of $12.1 million for the first quarter, and a loss of $49.9 million for the same period in 2018. (See the Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings at the conclusion of this release.)

Adjusted EBITDA for the three months ended June 30, 2019 was a loss of $9.6 million versus a loss of $8.3 million for the first quarter and a loss of $6.0 million for the same period in 2018. Contributing to the increased loss from the first quarter were tighter operating margins partially offset by lower corporate general and administrative and research and innovation expenses. Management believes that adjusted EBITDA provides useful information to investors to better assess and understand operating performance and cash flows. (See the Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings at the conclusion of this release.)

Balance Sheet and Liquidity

As of June 30, 2019, the Company had cash and equivalents of $97.5 million as compared to $96.8 million at March 31, 2019. At the end of the second quarter of 2019, Flotek also had no outstanding debt and $15.7 million in escrowed funds on the balance sheet, reflecting a revised estimate of post-closing working capital adjustments related to the Transaction. As of December 31, 2018, the Company had cash and equivalents of $3.0 million and debt of $49.7 million.

Outlook

Mr. Chisholm concluded, “Over the last couple of years, we have successfully transitioned our business and taken approximately $21 million, or 44%, out of annualized spending related to corporate general and administrative and research and innovation support functions, excluding stock-based compensation expense. These optimization efforts have and will continue as we focus on managing our business to sustained long-term profitability in a $50 to $60 per barrel WTI price environment. We continue to see a notable shift in purchasing behaviors in which E&P companies are seeking greater transparency, control and efficacy in their fluid systems. Moreover, as they see diminishing returns on mechanical factors in their completion designs, they are seeking partners who can provide technical expertise to help drive greater value from their assets.

“In this environment, we have taken a number of proactive measures to enhance our operations and sales capabilities, resulting in deeper technical relationships with leading operators who recognize that best-in-class, reservoir-centric chemistries will be critical as they execute on their extensive inventory development programs. We are beginning to see increased client inquiries and technical report requests, which further supports our optimism and positive longer-term outlook.”

Conference Call Details

Flotek will host a conference call on Thursday, August 8, at 9:00 AM CT (10:00 AM ET) to discuss its operating results for the three months ended June 30, 2019. To participate in the call, participants should dial 844-835-9986 approximately 5 minutes prior to the start of the call. The call can also be accessed from Flotek’s website at www.flotekind.com.

About Flotek Industries, Inc.

Flotek develops and delivers prescriptive, reservoir-centric chemistry technologies to oil and gas clients designed to address every challenge in the lifecycle of the reservoir and maximize recovery in both new and mature fields. Flotek’s inspired chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production. Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s website at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

Investor Inquiries, contact:

Elizabeth Wilkinson

Chief Financial Officer

Flotek Industries

E: IR@flotekind.com

P: (713) 726-5376

Media Inquiries, contact:

Danielle Allen

Senior Vice President

Global Communications & Technology Commercialization

E: DAllen@flotekind.com

P: (713) 726-5322

Flotek Industries, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$97,509	$3,044
Restricted cash	661	—
Accounts receivable, net of allowance for doubtful accounts of $1,676 and $1,190 at June 30, 2019 and December 31, 2018, respectively	30,694	37,047
Inventories, net	26,442	27,289
Income taxes receivable	3,467	3,161
Assets held for sale	—	118,470
Other current assets	20,406	5,771

Total current assets	179,179	194,782
Property and equipment, net	41,760	45,485
Operating lease right-of-use assets	17,982	—
Deferred tax assets, net	605	18,663
Other intangible assets, net	24,290	26,827
Other long-term assets	—	126

TOTAL ASSETS	$263,816	$285,883

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,858	$15,011
Accrued liabilities	11,141	10,335
Income taxes payable	862	—
Interest payable	—	8
Liabilities held for sale	—	9,174
Current portion of lease liabilities	714	—
Long-term debt, classified as current	—	49,731

Total current liabilities	23,575	84,259
Long-term operating lease liabilities	18,256	—
Long-term finance lease liabilities	193	—
Deferred tax liabilities, net	116	—

Total liabilities	42,140	84,259

Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 80,000,000 shares authorized; 62,955,872 shares issued and 57,688,578 shares outstanding at June 30, 2019; 62,162,875 shares issued and 57,342,279 shares outstanding at December 31, 2018	6	6
Additional paid-in capital	345,217	343,536
Accumulated other comprehensive loss	(998)	(1,116)
Retained earnings (accumulated deficit)	(89,171)	(107,565)
Treasury stock, at cost 3,947,982 and 3,770,224 shares at June 30, 2019 and December 31, 2018, respectively	(33,378)	(33,237)

Total stockholders’ equity	221,676	201,624

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$263,816	$285,883

Flotek Industries, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	6/30/2019	6/30/2018	3/31/2019	6/30/2019	6/30/2018
Revenue	$34,692	$39,546	$43,256	$77,949	$80,615
Costs and expenses:
Operating expenses (excluding depreciation and amortization)	38,306	35,544	44,599	82,904	72,199
Corporate general and administrative	6,054	8,665	7,281	13,335	17,158
Depreciation and amortization	2,119	2,343	2,260	4,379	4,676
Research and development	2,076	2,949	2,285	4,360	5,704
(Gain)/loss on disposal of long-lived assets	(4)	5	1,097	1,093	62
Impairment of goodwill	—	37,180	—	—	37,180

Total costs and expenses	48,551	86,686	57,522	106,071	136,979

Loss from operations	(13,859)	(47,140)	(14,266)	(28,122)	(56,364)

Other (expense) income:
Interest expense	(16)	(640)	(1,998)	(2,014)	(1,156)
Loss on write-down of assets held for sale	—	(2,580)	—	—	(2,580)
Other income (expense), net	693	(2,499)	110	800	(2,609)

Total other expense	677	(5,719)	(1,888)	(1,214)	(6,345)

Loss before income taxes	(13,182)	(52,859)	(16,154)	(29,336)	(62,709)
Income tax benefit (expense)	192	(16,128)	774	966	(15,807)

Loss from continuing operations	(12,990)	(68,987)	(15,380)	(28,370)	(78,516)
Income (loss) from discontinued operations, net of tax	(1,608)	(6,404)	48,372	46,764	3,192

Net income (loss)	(14,598)	(75,391)	32,992	18,394	(75,324)
Net income attributable to noncontrolling interests	—	357	—	—	357

Net income (loss) attributable to Flotek Industries, Inc. (Flotek)	$(14,598)	$(75,034)	$32,992	$18,394	$(74,967)

Amounts attributable to Flotek shareholders:
Loss from continuing operations	$(12,990)	$(68,630)	$(15,380)	$(28,370)	$(78,159)
Income (loss) from discontinued operations, net of tax	(1,608)	(6,404)	48,372	46,764	3,192

Net income (loss) attributable to Flotek	$(14,598)	$(75,034)	$32,992	$18,394	$(74,967)

Basic earnings (loss) per common share:
Continuing operations	$(0.22)	$(1.19)	$(0.26)	$(0.49)	$(1.36)
Discontinued operations, net of tax	(0.03)	(0.11)	0.83	0.80	0.06

Basic earnings (loss) per common share	$(0.25)	$(1.30)	$0.57	$0.31	$(1.30)

Diluted earnings (loss) per common share:
Continuing operations	$(0.22)	$(1.19)	$(0.26)	$(0.49)	$(1.36)
Discontinued operations, net of tax	(0.03)	(0.11)	0.83	0.80	0.06

Diluted earnings (loss) per common share	$(0.25)	$(1.30)	$0.57	$0.31	$(1.30)

Weighted average common shares:
Weighted average common shares used in computing basic earnings (loss) per common share	58,608	57,869	58,373	58,491	57,566
Weighted average common shares used in computing diluted earnings (loss) per common share	58,608	57,869	58,373	58,491	57,566

Flotek Industries, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	6/30/2019	6/30/2018
Cash flows from operating activities:
Net income (loss) attributable to Flotek Industries, Inc. (Flotek)	$18,394	$(74,967)
Income from discontinued operations, net of tax	46,764	3,192

Loss from continuing operations	(28,370)	(78,159)
Adjustments to reconcile loss from continuing operations to net cash (used in) operating activities:
Depreciation and amortization	4,379	4,676
Amortization of deferred financing costs	1,428	192
Provision for doubtful accounts	102	(471)
Provision for excess and obsolete inventory	—	1,942
Impairment of goodwill	—	37,180
Loss on write-down of assets held for sale	—	2,580
Loss on disposal of long-lived assets	1,093	62
Non-cash lease expense	464	—
Stock compensation expense	1,669	4,385
Deferred income tax provision	17,855	15,459
Reduction in tax benefit related to share-based awards	24	72
Changes in current assets and liabilities:
Restricted cash	(661)	—
Accounts receivable, net	6,289	5,881
Inventories, net	907	(2,080)
Income taxes receivable	(281)	63
Other current assets	(16,209)	1,151
Accounts payable	(4,157)	4,325
Accrued liabilities	(10,216)	(16,889)
Income taxes payable	1,182	—
Interest payable	(8)	(19)

Net cash (used in) operating activities	(24,510)	(19,650)

Cash flows from investing activities:
Capital expenditures	(767)	(2,631)
Proceeds from sales of businesses	169,722	—
Proceeds from sale of assets	140	90
Purchase of patents and other intangible assets	(227)	(181)

Net cash provided by (used in) investing activities	168,868	(2,722)

Cash flows from financing activities:
Borrowings on revolving credit facility	42,984	146,038
Repayments on revolving credit facility	(92,715)	(124,862)
Debt issuance costs	—	(98)
Purchase of treasury stock related to share-based awards	(142)	(24)
Proceeds from sale of common stock	—	247
Payments for finance leases	(38)	—
Loss from noncontrolling interest	—	(357)

Net cash (used in) provided by financing activities	(49,911)	20,944

Discontinued operations:
Net cash (used in) provided by operating activities	(321)	644
Net cash provided by (used in) investing activities	337	(630)

Net cash flows provided by discontinued operations	16	14

Effect of changes in exchange rates on cash and cash equivalents	2	(74)

Net increase (decrease) in cash and cash equivalents	94,465	(1,488)
Cash and cash equivalents at the beginning of period	3,044	4,584

Cash and cash equivalents at the end of period	$97,509	$3,096

Flotek Industries, Inc.

Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings

(in thousands, except per share data)

GAAP Loss from Continuing Operations and Reconciliation to Adjusted Net Loss (Non-GAAP)

	Three Months Ended			Six Months Ended
	6/30/2019	6/30/2018	3/31/2019	6/30/2019	6/30/2018
Loss from Continuing Operations (GAAP)	$(12,990)	$(68,987)	$(15,380)	$(28,370)	$(78,516)
Deferred Tax Asset Valuation Allowance	—	—	—	—	—
Select Items Impacting Earnings, net of tax	729	32,806	3,760	4,094	33,654

Adjusted Net Loss (Non-GAAP)	$(12,261)	$(36,181)	$(11,620)	$(24,276)	$(44,862)

Weighted Average Shares Outstanding (Fully Diluted)	58,608	57,869	58,373	58,491	57,566

Adjusted Loss Per Share (Fully Diluted)	$(0.21)	$(0.63)	$(0.20)	$(0.42)	$(0.78)

Select Items Impacting Earnings
Severance and Retirement	356	105	1,721	2,077	122
Shareholder-Related Activities	71	—	581	652	—
Operations Related Contract Termination	500	—	—	—	—
Inventory Write-down	—	—	—	—	1,000
Impairment of Goodwill	—	37,180	—	—	37,180
Deferred Financing Costs	—	—	1,360	1,360	—
Loss on Write-down of Assets Held for Sale	—	2,580	—	—	2,580
Loss (Gain) on Disposal of Assets	(4)	5	1,097	1,093	62
Discontinuation of Corporate Projects	—	1,220	—	—	1,220
Expenses Relating to Closing of Business Venture	—	436	—	—	436

Total Select Items	$923	$41,526	$4,759	$5,182	$42,600

Less income tax effect (21%)	(194)	(8,720)	(999)	(1,088)	(8,946)

Select Items Impacting Earnings, net of tax	$729	$32,806	$3,760	$4,094	$33,654

*

Management believes that adjusted Net Income for the three and six months ended June 30, 2019 and June 30, 2018, and the three months ended March 31, 2019, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.

Flotek Industries, Inc.

Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings

(in thousands)

GAAP Loss from Continuing Operations and Reconciliation to Adjusted EBITDA (Non-GAAP)

	Three Months Ended			Six Months Ended
	6/30/2019	6/30/2018	3/31/2019	6/30/2019	6/30/2018
Loss from Continuing Operations (GAAP)	$(12,990)	$(68,987)	$(15,380)	$(28,370)	$(78,516)
Interest Expense	16	640	1,998	2,014	1,156
Interest Income	(685)	(52)	(226)	(912)	(235)
Income Tax Benefit Expense	(192)	16,128	(774)	(966)	15,807
Depreciation and Amortization	2,119	2,343	2,260	4,379	4,676

EBITDA (Non-GAAP)	$(11,732)	$(49,928)	$(12,122)	$(23,855)	$(57,112)

Stock Compensation Expense	1,213	2,357	456	1,669	4,257
Severance and Retirement	356	105	1,721	2,077	122
Shareholder-Related Activities	71	—	581	652	—
Operations Related Contract Termination	500	—	—	—	—
Inventory Write-down	—	—	—	—	1,000
Impairment of Goodwill	—	37,180	—	—	37,180
Loss on Write-down of Assets Held for Sale	—	2,580	—	—	2,580
Loss (Gain) on Disposal of Assets	(4)	5	1,097	1,093	62
Discontinuation of Corporate Projects	—	1,220	—	—	1,220
Expenses Relating to Closing of Business Venture	—	436	—	—	436

Adjusted EBITDA (Non-GAAP)	$(9,596)	$(6,045)	$(8,267)	$(18,364)	$(10,255)

*

Management believes that adjusted EBITDA for the three and six months ended June 30, 2019 and June 30, 2018, and the three months ended March 31, 2019, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.

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